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                                                                   EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-36461 of Hyperion Telecommunications, Inc. of our report dated June 13, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP

Pittsburgh, Pennsylvania

October 20, 1997